UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 29, 2008

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On July 29, 2008, the Board of Directors of Ariba, Inc. (“Ariba”) elected Harriet Edelman as a member of the Board of Directors. The Board of Directors has appointed Ms. Edelman to serve on Ariba’s corporate governance and nominating committee.

Ariba’s certificate of incorporation provides for its Board of Directors to be divided into three classes, with each class having a three-year term. Ms. Edelman will be a member of the class of directors with a term of office expiring at Ariba’s annual meeting of stockholders in 2009.

Ms. Edelman will receive the standard compensation amounts payable to non-employee directors of Ariba, as described under the heading “Director Compensation” in Ariba’s Proxy Statement dated January 25, 2008, which is incorporated herein by reference. On July 29, 2008, Ms. Edelman received a grant of restricted stock units with a fair market value of $100,000 based on the closing price of Ariba’s common stock on the 30 trading days prior to the grant. All of the stock units granted will vest when Ms. Edelman completes twelve months of continuous service after the date of grant or immediately upon a change in control of Ariba.

Ms. Edelman and Ariba will also enter into Ariba’s standard form of indemnification agreement for directors and executive officers, as set forth at Exhibit 10.1 to Ariba’s Form 10-K for the fiscal year ended September 30, 2007, pursuant to which Ariba agrees, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The press release relating to Ms. Edelman’s election as director is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 8.01	Other Events.

On July 29, 2008, Kevin Costello, President of Ariba, entered into a written sales plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Sales Plan”). The Sales Plan is intended to be in effect through October 29, 2009, unless terminated earlier under certain conditions. The Sales Plan for Mr. Costello is in addition to the sales plans disclosed in a Current Report on Form 8-K filed on December 7, 2008 and in a Current Report on Form 8-K filed on August 2, 2007.

The Sales Plan provides Mr. Costello with an opportunity to diversify his investment portfolio while avoiding concerns about transactions occurring at a time when he might possess material nonpublic information regarding Ariba.

Transactions made under the Sales Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be so required, Ariba does not undertake any obligation to update or report any modification, termination, or other activity under the Sales Plan or any other plan that may be adopted by other officers or directors of Ariba.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated July 31, 2008, announcing the appointment of Harriet Edelman to Ariba’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: July 31, 2008	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 31, 2008, announcing the appointment of Harriet Edelman to Ariba’s Board of Directors.